AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of July 10, 2003 (the "Effective Date"), by and among, on the one hand, the lender identified on the signature page hereof (such lender, together with its successors and assigns, is referred to hereinafter as the "Lender"), WELLS FARGO RETAIL FINANCE II, LLC, as collateral agent and administrative agent (the "Agent") for the Lender and any other holder of Obligations (as defined in the Loan Agreement referred to below) and, on the other hand, HAROLD'S STORES, INC., an Oklahoma corporation ("Parent"), HAROLD'S FINANCIAL CORPORATION, an Oklahoma corporation ("Harold's Finance"), HAROLD'S DIRECT, INC., an Oklahoma corporation ("Harold's Direct"), HAROLD'S STORES OF TEXAS, L.P., a Texas limited partnership ("Harold's Texas"), HAROLD'S STORES OF GEORGIA, L.P., a Georgia limited partnership ("Harold's Georgia"), HAROLD'S OF JACKSON, INC., a Mississippi corporation ("Harold's Mississippi", and collectively with Harold's Georgia, Harold's Texas, Harold's Direct, Harold's Finance and Parent, the "Borrowers" and each, a "Borrower").

BACKGROUND

FACT ONE: Lender, Agent and the Borrowers have entered into that certain Loan and Security Agreement, dated as of February 5, 2003 (the "Loan Agreement"), pursuant to which Lender has agreed to make loans and other financial accommodations to, or for the benefit of, Borrowers on the terms and otherwise subject to the conditions and limitations contained therein.

FACT TWO: Borrowers have requested that Lender and Agent agree to modify certain terms and conditions set forth in the Loan Agreement in the manner set forth in this Amendment.

FACT THREE: Lender and Agent have agreed to modify certain terms and conditions set forth in the Loan Agreement in the manner set forth in this Amendment, subject in all cases to the fulfillment of the conditions set forth in this Amendment.

NOW, THEREFORE, Lender, Agent and the Borrowers hereby modify, supplement and amend the Loan Agreement as follows:

1. INCORPORATION OF DEFINITIONS. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

2. AMENDMENTS AND ADDITIONS TO LOAN AGREEMENT.

2.1 Additional Definitions. As of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by the addition of the following definitions, each in the appropriate alphabetical order:

"'Amendment No. 1' means Amendment No. 1 to Loan and Security Agreement, dated as of July 10, 2003, by and among the Lenders, Agent and Borrowers."

"'Average Daily Excess Availability' means, with respect to any period of determination, the amount obtained by aggregating the Borrowers' Excess Availability at the end of each day during the period in question and dividing such aggregate amount by the number of days in the applicable period."

"'Participant' means RONHOW, LLC, a Georgia limited liability company, together with its successors and assigns."

"'Participant Advance' means, as of any date of determination, each Advance of principal made by a Lender to Administrative Borrower exclusively with the proceeds of the sale of a participation interest by such Lender to Participant for the purpose of making such Advance, less amounts paid by Borrowers to Agent and designated for application against the then outstanding principal amount of the Participant Advance in accordance with Section 2.4(c), as applicable, to the extent such funds are thereafter actually paid to Participant by the applicable Lender in accordance with the Participation Agreement."

"'Participation Agreement' means the Participation Agreement, dated July 10, 2003, by and between WFRF, acting solely in its capacity as a Lender, and Participant, as the same may be amended, modified, supplemented or restated from time to time."

2.2 Revisions to Existing Definitions. As of the Effective Date, the definitions of "Obligations" and "WFRF" set forth in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

"'Obligations' means (a) all loans, Advances (including any outstanding Participant Advance), debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, Bank Product Obligations, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding. "

"'WFRF' means Wells Fargo Retail Finance II, LLC, together with its successors and assigns."

2.3 Increase of Borrowing Base by Amount of Participant Advance. From and after the Effective Date, Section 2.1(a) is hereby amended and restated in its entirety to read as follows:

"2.1. Revolver Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage and the aggregate amount of the Availability Reserves. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean an amount equal to the result of:

(A) the lesser of

(I) $8,000,000.00, and

(II) the sum of

(x) the Credit Card Advance Rate times the amount of Eligible Credit Card Accounts, and

(y) the Credit Card Advance Rate times the amount of Eligible Private Label Credit Card Accounts,

plus, either (B) or (C) below, as applicable,

(B) if the applicable date of determination is not during a Seasonal Period, the lesser of

(I) 85% of the then extant Net Liquidation Percentage times the value of Eligible Inventory, and

(II) 75% of the Cost value of Eligible Inventory, or

(C) if the applicable date of determination is during a Seasonal Period, the lesser of

(I) 90% of the then extant Net Liquidation Percentage times the value of Eligible Inventory, and

(II) 80% of the Cost value of Eligible Inventory,

plus, either (D) or (E) below, as applicable,

(D) if the applicable date of determination is not during a Seasonal Period, the least of

(I) 85% of the then extant Net Liquidation Percentage times the value of Eligible In-Transit Inventory,

(II) 75% of the Cost value of Eligible In-Transit Inventory,

(III) the then-applicable In-Transit Inventory Sublimit; or

(E) if the applicable date of determination is during a Seasonal Period, the least of

(I) 90% of the then extant Net Liquidation Percentage times the value of Eligible In-Transit Inventory,

(II) 80% of the Cost value of Eligible In-Transit Inventory,

(III) the then-applicable In-Transit Inventory Sublimit,

plus

(F) an amount equal to the outstanding principal amount of the Participant Advance, if any,

minus

(G) the aggregate amount of Reserves, if any, established by Agent under Section 2.1(b) and Section 2.2."

2.4 Technical Change to Sections 2.4(b)(i). As of the Effective Date, Sections 2.4(b)(i)(I), 2.4(b)(i)(L) and 2.4(b)(i)(M) are amended and restated in their entirety to read as follows and new Sections 2.4(b)(i)(N) and 2.4(b)(i)(O) are added to the Loan Agreement to read in their entirety as follows:

"(I) ninth, to pay the principal of all Advances (other than Advances designated by Agent as attributable to the Participant Advances) until paid in full,"

"(L) twelfth, to pay any other Obligations (including Bank Product Obligations but specifically excluding payment of Advances designated by Agent as attributable to the Participant Advances except to the extent such Participant Advances are expressly permitted to be repaid pursuant to Section 2.4(c) below) until paid in full,

(M) thirteenth, if an Event of Default has occurred and is continuing and the Required Lenders have exercised their rights and remedies pursuant to Sections 9.1(b) and 9.1(c) hereof, to be retained by Agent as cash collateral for the Participant Advance or, at Agent's option, to be paid the to applicable Lender for further credit to Participant in accordance with the Participation Agreement,

(N) fourteenth, if WFRF has assigned its interest in this Agreement and the transactions hereunder to Participant pursuant to, and in accordance with, the Participation Agreement (Borrowers hereby consent to, and approve of, such assignment, including Participant's assumption of Agent's rights and obligations hereunder, if so assigned), then paid to the applicable Lender for application to the repayment of the Participant Advances, and

(O) fifteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law."

2.5 Repayment of the Participant Advances. As of the Effective Date, new Sections 2.4(c) and 2.4(d) are added to the Loan Agreement to read in their entirety as follows:

"(c) Repayment of Participant Advance. Notwithstanding the order of application of payments made by Borrowers to Agent set forth above in this Section 2.4, Borrowers may repay any Participant Advance from and after January 31, 2004, upon satisfaction of the following conditions:

(i) the aggregate amount of all Participant Advances repaid during the periods specified below shall not exceed, in the aggregate, the amount set forth opposite the applicable period:

Date	Maximum Repayment Amount
Prior to January 31, 2004	Zero
From and after January 31, 2004	$3,000,000

(ii) Borrowers' Average Daily Excess Availability for the thirty-day period immediately preceding the proposed date of any repayment of Participant Advances must be greater than the "Required Excess Availability" specified below as applicable to repayments made on such date:

Required Excess Availability	For Repayments Made During the Period
$2,500,000	From and after January 31, 2004

(iii) Administrative Borrower shall have delivered to Agent an officers' certificate, duly executed by the Chief Financial Officer of Administrative Borrower, setting forth Borrowers' projected Average Daily Excess Availability for the thirty-day period immediately following the proposed date of repayment of Participant Advances, which projected Average Daily Excess Availability must be greater than the "Required Projected Excess Availability" specified below as applicable to repayments made on such date. All projections of Average Daily Excess Availability and the foregoing officer's certificate shall be (x) in form and substance (including both the manner of calculation and underlying assumptions) acceptable to Agent, (y) accompanied by such financial statement projections and analyses as Agent may request and (z) subject to Agent's review, approval and written acceptance (which acceptance shall be made based on Agent's Permitted Discretion):

Proposed Repayment Date	Required Projected Excess Availability
From and after January 31, 2004	$2,500,000

(iv) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such repayment of Participant Advances, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

(v) no Default or Event of Default shall have occurred and be continuing on the date of such repayment of Participant Advances, nor shall either result from the making thereof;

(vi) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, such repayment (or the attendant payment of such amounts to Participant by WFRF) shall have been issued and remain in force by any Governmental Authority against any Borrower, or WFRF;

(vii) no Material Adverse Change shall have occurred; and

(viii) each repayment of Participant Advances made pursuant to this Section 2.4(c) shall be in an amount equal to, or greater than, $500,000.

(d) Except as set forth in Section 2.4(c) preceding, Borrowers shall not repay the Participant Advances without the express consent of Agent, and any amounts received by Agent at any other time may at the option of Agent be held as cash collateral for repayment of the Obligations (and Borrowers agree to execute such agreements as may be required by Agent in order to effect such pledge with a first priority) or returned by Borrowers."

2.6 Refinancing of Austin Outlet. As of the Effective Date, Section 6.19 of the Loan Agreement is hereby deleted in its entirety.

2.7 Restatement of Exhibit B-1. As of the Effective Date, Exhibit B-1 to the Loan Agreement is revised by Agent to be as set hereto as Exhibit B-1.

3. RATIFICATIONS, REPRESENTATIONS AND WARRANTIES.

3.1 Ratifications. Except as expressly amended and supplemented by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and continue in full force and effect. The Borrowers hereby agree that the Loan Agreement, as amended hereby, continues to be legal, valid, binding and enforceable against Borrowers in accordance with its terms.

3.2 Representations and Warranties. In order to induce Agent and Lender to enter into this Amendment, each Borrower makes the following representations and warranties to Lender as to itself:

(a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate or limited partnership power, as appropriate, on the part of the Borrower and will not violate any of its constituent documents (including, as applicable, its articles of incorporation, certificate of incorporation, by-laws, partnership agreement and certificate of limited partnership) or any other agreement to which Borrower is a party or by which its properties may be bound;

(b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date; and

(c) no Default or Event of Default has occurred or is continuing under the Loan Agreement, and no Default or Event of Default will result from the execution, delivery or performance of this Amendment or the consummation of the transactions herein authorized by Lender.

4. CHOICE OF LAW.

THE VALIDITY OF THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY THEREIN), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

5. GENERAL PROVISIONS.

5.1 Effectiveness. The effectiveness of this Amendment and the enforceability of the terms hereof against Borrowers, Agent and Lender are subject to fulfillment of each of the following conditions precedent:

(a) Lender's execution of this Amendment and receipt of one or more counterparts of this Amendment duly executed by each Borrower; and

(b) Lender's receipt of a consent and reaffirmation of the obligations of each Guarantor under the Continuing Guaranty and Security Agreement, in form acceptable to Lender; and

(c) Lender's receipt of a duly executed Participation Agreement and Participant's purchase and funding of a $2,000,000 participation in the Advances of Lender pursuant thereto.

5.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Amendment.

5.3 Severability of Provisions. Each provision of this Amendment will be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

5.4 Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, will be deemed to be an original, and all of which, when taken together, will constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile will be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also will deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart will not affect the validity, enforceability, and binding effect of this Amendment. The foregoing shall apply to each other Loan Document mutatis mutandis.

5.5 Integration. This Amendment, the Loan Agreement and the other Loan Documents contain the entire agreement between the parties relating to the transactions contemplated hereby. All prior or contemporaneous understandings, representations, statements and agreements, whether written or oral, are merged herein and superseded by this Agreement. THIS WRITTEN AMENDMENT, THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 Survival of Representations and Warranties. All representations and warranties made herein and in the Loan Agreement will survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Agent or Lender to rely upon them.

5.7 Reference to Loan Agreement. The Loan Agreement, as amended hereby, and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms thereof are hereby amended so that any reference in the Loan Agreement or such other agreements, documents and instruments will mean a reference to the Loan Agreement, as amended hereby.

5.8 Expenses of Lender; Amendment Fee. In consideration of Agent's execution and delivery of this Amendment, Borrowers shall pay to Agent an amendment fee in the amount of $25,000, which fee shall be earned by Agent and shall be due and payable upon Agent's execution of a counterpart of this Amendment. In the event any Participant Advance shall be made after the date of the initial Participant Advance, Borrowers shall pay to Agent an additional amendment fee in an amount equal to $12,500 in respect of all such additional Participant Advances, which fee shall be earned by Agent and shall be due and payable upon the funding of the first of such additional Participant Advances. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable costs and fees of Lender's legal counsel. In addition, the Borrowers agree to pay on demand: (a) all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any agreement, document or instrument executed in connection therewith, including without limitation the Participation Agreement; and (b) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and administration of the Participation Agreement, including the reasonable fees and costs of Lender's legal counsel.

5.9 Successors and Assigns. This Amendment is binding upon and will inure to the benefit of Agent, Lender and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.10 RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDER. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT, LENDER AND THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT, LENDER OR ANY OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE MAXIMUM RATE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

HAROLD'S STORES, INC.

By:

Name: Clark J. Hinkley

Title: Chief Executive Officer

HAROLD'S FINANCIAL CORPORATION

By:

Name: Clark J. Hinkley

Title: President

HAROLD'S DIRECT, INC.

By:

Name: Clark J. Hinkley

Title: President

HAROLD'S STORES OF TEXAS, L.P.

By: HSTX, Inc., General Partner

By:

Name: Clark J. Hinkley

Title: President

HAROLD'S STORES OF GEORGIA, L.P.

By: HSGA, Inc., General Partner

By:

Name: Clark J. Hinkley

Title: President

HAROLD'S OF JACKSON, INC.

By:

Name: Clark J. Hinkley

Title: President

AGENT AND LENDER:

WELLS FARGO RETAIL FINANCE II, LLC,

as Agent and Lender

By:

Lynn Whitmore, Vice President

EXHIBIT B-1

BORROWING BASE CERTIFICATE